Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	April 25, 2022
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2022 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended March 31, 2022 and 2021:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended March 31, 2022, net income was $5.4 million, or $.39 per diluted share, as compared to $5.6 million, or $.41 per diluted share, during the first quarter of 2021.

As calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations (“FFO”), were $12.4 million, or $.90 per diluted share, during the first quarter of 2022, as compared to $12.7 million, or $.92 per diluted share, during the first quarter of 2021.

The decrease in our net income of $181,000, or $.02 per diluted share, during the first quarter of 2022, as compared to the first quarter of 2021, was due primarily to: (i) a decrease of $884,000, or $.06 per diluted share, related to a vacant specialty hospital located in Chicago, Illinois, on which, as discussed below, the lease expired on December 31, 2021, partially offset by; (ii) a net increase of $431,000, or $.03 per diluted share, resulting from the asset purchase and sale agreement with Universal Health Services, Inc. (“UHS”) that occurred on December 31, 2021, as discussed below, and; (iii) an increase of $335,000, or $.02 per diluted share, resulting from the impact of the fair market value lease renewal on Wellington Regional Medical Center, which became effective on January 1, 2022.

During the first quarter of 2022, as compared to the first quarter of 2021, our FFO decreased $326,000, or $.02 per diluted share. The decrease was due to the above-mentioned $181,000, or $.02 per diluted share, decrease in net income experienced during the first quarter of 2022, as compared to the first quarter of 2021, as well as a $145,000 decrease in depreciation and amortization expense incurred on our consolidated and unconsolidated investments.

Dividend Information:

The first quarter dividend of $.705 per share, or $9.7 million in the aggregate, was declared on March 9, 2022 and paid on March 31, 2022.

Capital Resources Information:

At March 31, 2022 we had $275.1 million of borrowings outstanding pursuant to the terms of our credit agreement and $96.7 million of available borrowing capacity as of that date, net of outstanding borrowings and letters of credit.

Property Acquisitions During the First Quarter of 2022:

During the first quarter of 2022, we completed the following acquisitions utilizing qualified third-party intermediaries as part of a series of anticipated tax-deferred-like-kind exchange transactions pursuant to Section 1031 of the Internal Revenue Code, as amended:

•

In March, 2022, we acquired the Beaumont Heart and Vascular Center, a medical office building with 17,621 rentable square feet, located in Dearborn, Michigan, for a purchase price of approximately $5.4 million.  The building is 100% leased to a single tenant under triple-net leases that expire in November, 2026.

•

In January, 2022, we acquired 140 Thomas Johnson Drive, a medical office building with 20,146 rentable square feet, located in Frederick, Maryland, for a purchase price of approximately $8.0 million.  The building is 100% leased to three tenants under the terms of triple-net leases.  Approximately 72% of the rentable square feet of this MOB is leased pursuant to a 15-year lease, with a remaining lease term of approximately 14 years at the time of purchase, with three, five-year renewal options.

Disclosures Related to Certain Facilities:

Asset Purchase and Sale Agreement with UHS on December 31, 2021:

As previously disclosed on Form 8-K as filed on January 4, 2022, on December 31, 2021, we entered into an asset purchase and sale agreement with UHS and certain of its affiliates. Pursuant to the terms of the asset purchase and sale agreement, which was amended during the first quarter of 2022, a wholly-owned subsidiary of UHS purchased from us the real estate assets of the Inland Valley Campus of Southwest Healthcare System (at its fair market value of $79.6 million), and two wholly-owned subsidiaries of UHS transferred to us the real estate assets of Aiken Regional Medical Center (at its fair market value of $57.7 million) and Canyon Creek Behavioral Health (at its fair market value of $26.0 million). In connection with this transaction, since the $83.7 million aggregate fair market value of Aiken Regional Medical Center (“Aiken”) located in Aiken, South Carolina, and Canyon Creek Behavioral Health (“Canyon Creek”) located in Temple, Texas, exceeded the $79.6 million fair market value of the Inland Valley Campus of Southwest Healthcare System, we paid approximately $4.1 million in cash to UHS. Aiken Regional Medical Center includes an acute care hospital and a behavioral health pavilion.

The properties acquired by us in connection with the asset purchase and sale agreement with UHS were accounted for as financing arrangements and our consolidated balance sheet as of March 31, 2022 includes an $83.7 million financing receivable related to this transaction. Pursuant to the leases, as amended, the aggregate annual rental during 2022 on the acquired properties, which is payable to us on a monthly basis, amounts to approximately $5.7 million ($3.9 million related to Aiken and $1.8 million related to Canyon Creek). The portion of the lease payments that will be included in our consolidated statements of income, and reflected as interest income on financing leases, is expected to be approximately $5.5 million during the full year of 2022. Pursuant to the terms of the previous lease on the Inland Valley Campus of Southwest Healthcare System, we earned $4.5 million of lease revenue during the year ended December 31, 2021 ($2.6 million in base rental and $1.9 million in bonus rental).

Vacant Specialty Facilities:

Also as previously disclosed, the lease on the specialty hospital located in Chicago, Illinois, expired on December 31, 2021 and the facility is currently vacant.  During the first quarter of 2021, we earned $390,000 of lease revenue in connection with this property. The operating expenses incurred by us in connection with this facility during the first quarter of 2022 were $494,000. Prior to 2022, the former tenant was responsible for the operating expenses on this facility. Pursuant to the terms of the lease that expired in December, 2021, we earned approximately $1.6 million of lease revenue during the 2021 full year.

We estimate that the aggregate operating expenses for the three vacant specialty facilities, including the facility located in Chicago, Illinois, as well as facilities located in Evansville, Indiana, and Corpus Christi, Texas (which have been vacant since 2019), will approximate $1.9 million during the remaining nine months of 2022. Future operating expenses related to these facilities will be incurred by us during the time they remain owned and vacant.  We continue to market these specialty facilities to potential interested parties. However, should these properties continue to remain vacant for an extended period of time, or should we incur substantial renovation costs to make the properties suitable for other operators/tenants, our future results of operations could be materially unfavorably impacted.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human-service related facilities including acute care hospitals, behavioral health care hospitals, specialty facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments or commitments in seventy-six properties located in twenty-one states.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our financial results, as well as the operations and financial results of each of our tenants, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements in our Form 10-K for the year ended December 31, 2021), may cause the results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Future operations and financial results of our tenants, and in turn ours, could be materially impacted by developments related to COVID-19.   Such developments include, but are not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated by the operators of our hospitals and other healthcare facilities; measures our tenants are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the health care industry; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to clinical staffing and shortages and disruptions related to supplies required for our tenants’ employees and patients; and potential increases to expenses incurred by our tenants related to staffing, supply chain or other expenditures.  Due to COVID-19 restrictions and its impact on the economy, we may experience a decrease in prospective tenants which could unfavorably impact the volume of new leases, as well as the renewal rate of existing leases. The COVID-19 pandemic may delay our construction projects which could result in increased costs and delay the timing of opening and rental payments from those projects, although no such delays have yet occurred. The COVID-19 pandemic could also impact our indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in the markets our properties are located resulting from the COVID-19 pandemic. We are not able to quantify the impact that these factors will have on our future operations, but developments related to the COVID-19 pandemic could have a material adverse impact on our future financial results.

We believe that, if and when applicable, adjusted net income and adjusted net income per diluted share (as reflected on the Supplemental Schedule), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are non-recurring or non-operational in nature including items such as, but not limited to, gains on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of certain items, such as gains on transactions that occurred during the periods presented.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2021. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2022 and 2021

(amounts in thousands, except share information)

(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Lease revenue - UHS facilities (a.)	$7,426	$7,132
Lease revenue - Non-related parties	12,895	13,092
Other revenue - UHS facilities	229	226
Other revenue - Non-related parties	255	249
Interest income on financing leases - UHS facilities	1,370	-
	22,175	20,699
Expenses:
Depreciation and amortization	6,709	6,787
Advisory fees to UHS	1,224	1,062
Other operating expenses	6,867	5,602
	14,800	13,451
Income before equity in income of unconsolidated limited liability companies ("LLCs") and interest expense	7,375	7,248
Equity in income of unconsolidated LLCs	252	471
Interest expense, net	(2,222)	(2,133)
Net income	$5,405	$5,586
Basic earnings per share	$0.39	$0.41
Diluted earnings per share	$0.39	$0.41

Weighted average number of shares outstanding - Basic	13,764	13,750
Weighted average number of shares outstanding - Diluted	13,785	13,771

(a.) Includes bonus rental on McAllen Medical Center, a UHS acute care hospital facility of $678 for the three-month period ended March 31, 2022 and includes bonus rental on three UHS acute care hospital facilities of $1,695 for the three-month period ended March 31, 2021.

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended March 31, 2022 and 2021

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	March 31, 2022		March 31, 2021
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$5,405	$0.39	$5,586	$0.41
Adjustments	-	-	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$5,405	$0.39	$5,586	$0.41

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	March 31, 2022		March 31, 2021
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$5,405	$0.39	$5,586	$0.41
Plus: Depreciation and amortization expense:
Consolidated investments	6,709	0.49	6,787	0.49
Unconsolidated affiliates	295	0.02	362	0.02
FFO	$12,409	$0.90	$12,735	$0.92
Dividend paid per share		$0.705		$0.695

Universal Health Realty Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share information)

(unaudited)

	March 31,	December 31,
	2022	2021
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$622,757	$608,836
Accumulated depreciation	(231,459)	(225,584)
	391,298	383,252
Land	56,631	54,897
Net Real Estate Investments	447,929	438,149
Financing receivable from UHS	83,741	82,439
Net Real Estate Investments and Financing receivable	531,670	520,588
Investments in and advances to limited liability companies ("LLCs")	9,960	10,139
Other Assets:
Cash and cash equivalents	8,879	22,504
Lease and other receivables from UHS	4,397	4,641
Lease receivable - other	7,763	7,109
Intangible assets (net of accumulated amortization of $14.8 million and $14.2 million, respectively)	11,175	9,972
Right-of-use land assets, net	11,486	11,495
Deferred charges and other assets, net	17,119	11,971
Total Assets	$602,449	$598,419
Liabilities:
Line of credit borrowings	$275,100	$271,900
Mortgage notes payable, non-recourse to us, net	56,346	56,866
Accrued interest	343	346
Accrued expenses and other liabilities	11,779	12,157
Ground lease liabilities, net	11,486	11,495
Tenant reserves, deposits and deferred and prepaid rents	10,421	10,328
Total Liabilities	365,475	363,092
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2022 - 13,786,277; 2021 - 13,785,345	138	138
Capital in excess of par value	268,792	268,515
Cumulative net income	794,964	789,559
Cumulative dividends	(833,717)	(823,998)
Accumulated other comprehensive income	6,797	1,113
Total Equity	236,974	235,327
Total Liabilities and Equity	$602,449	$598,419